UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2014

TransDigm Group Incorporated

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-32833

(Commission File Number)

41-2101738

(IRS Employer Identification No.)

1301 East 9th Street, Suite 3000, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)

(216) 706-2960

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

On October 22, 2014, the Board of Directors (the “Board”) of TransDigm Group Incorporated (the “Company”) approved and adopted the TransDigm Group Incorporated 2014 Stock Option Plan Dividend Equivalent Plan (the “Plan”). The Plan was adopted in in conjunction with the Company’s 2014 Stock Option Plan approved by the Company’s shareholders at a special meeting held on October 2, 2014. Pursuant to the Plan, participants will have the right to receive dividend equivalent payments with respect to options they hold if the Board declares a dividend on the Company’s common stock. Participants who hold vested stock options as of the record date for any such dividend will receive a dividend equivalent payment equal to the amount of dividends that such participant would otherwise have been entitled to receive had his or her vested stock option been fully exercised and the shares acquired held by the participant as of the record date established for such dividend. Participants who hold unvested stock options at the time the Board declares a dividend will also be entitled to receive a cash dividend equivalent payment equal to the amount of dividends that such participant would otherwise have been entitled to receive had his or her unvested stock option been fully vested, exercised and the shares acquired held by the participant as of the record date established for such dividend; provided, that such dividend equivalent payment will not be made until the date the stock option vests pursuant to its terms.

The foregoing description of the terms of the Plan is qualified in its entirety by the full text of the Plan, a copy of which is filed herewith as Exhibit 10.1.

Item 7.01	Regulation FD Disclosure.

On October 22, 2014, the Board authorized a stock repurchase program that authorizes the Company to repurchase up to $250 million of the Company’s common stock. The repurchase program replaces the Company’s former $200 million stock repurchase program under which the Company has purchased approximately $160 million of common stock since October 2013. The stock repurchase program may be carried out at the direction of the Company through open market purchases (which may or may not include one or more plans under Rule 10b5-1 of the Securities Exchange Act of 1934), block trades, and Board-approved privately negotiated transactions. Any repurchased shares will be held in treasury and will be available for general corporate purposes.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is being filed with this Current Report on Form 8-K:

Exhibit 10.1	TransDigm Group Incorporated 2014 Stock Option Plan Dividend Equivalent Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By	/s/ Gregory Rufus
Gregory Rufus Executive Vice President, Chief Financial Officer and Secretary

Date: October 28, 2014

Exhibit Index

Exhibit 10.1	TransDigm Group Incorporated 2014 Stock Option Plan Dividend Equivalent Plan